FORM 3 JOINT FILER INFORMATION

Name:	Yucaipa Corporate Initiatives Fund I, LP

Address:	c/o The Yucaipa Companies LLC
9130 West Sunset Boulevard,
Los Angeles, California 90069

Designated Filer:	Ronald W. Burkle

Issuer:	The Great Atlantic & Pacific Tea Company, Inc.

Date of Event Requiring Statement:	08/04/2009

Signature	/s/ Robert P. Bermingham

Robert P. Bermingham, Vice President

FORM 3 JOINT FILER INFORMATION

Name:	Yucaipa American Alliance Fund I, LP

Address:	c/o The Yucaipa Companies LLC
9130 West Sunset Boulevard,
Los Angeles, California 90069

Designated Filer:	Ronald W. Burkle

Issuer:	The Great Atlantic & Pacific Tea Company, Inc.

Date of Event Requiring Statement:	08/04/2009

Signature	/s/ Robert P. Bermingham

Robert P. Bermingham, Vice President

FORM 3 JOINT FILER INFORMATION

Name:	Yucaipa American Alliance (Parallel) Fund I, LP

Address:	c/o The Yucaipa Companies LLC
9130 West Sunset Boulevard,
Los Angeles, California 90069

Designated Filer:	Ronald W. Burkle

Issuer:	The Great Atlantic & Pacific Tea Company, Inc.

Date of Event Requiring Statement:	08/04/2009

Signature	/s/ Robert P. Bermingham

Robert P. Bermingham, Vice President

FORM 3 JOINT FILER INFORMATION

Name:	Yucaipa American Alliance Fund II, LP

Address:	c/o The Yucaipa Companies LLC
9130 West Sunset Boulevard,
Los Angeles, California 90069

Designated Filer:	Ronald W. Burkle

Issuer:	The Great Atlantic & Pacific Tea Company, Inc.

Date of Event Requiring Statement:	08/04/2009

Signature	/s/ Robert P. Bermingham

Robert P. Bermingham, Vice President

FORM 3 JOINT FILER INFORMATION

Name:	Yucaipa American Alliance (Parallel) Fund II, LP

Address:	c/o The Yucaipa Companies LLC
9130 West Sunset Boulevard,
Los Angeles, California 90069

Designated Filer:	Ronald W. Burkle

Issuer:	The Great Atlantic & Pacific Tea Company, Inc.

Date of Event Requiring Statement:	08/04/2009

Signature	/s/ Robert P. Bermingham

Robert P. Bermingham, Vice President